ECO SOIL SYSTEMS, INC.

                          COMMON STOCK PURCHASE WARRANT

NO. _____                                                         300,000 SHARES


                  FOR GOOD AND VALUABLE CONSIDERATION, Eco Soil Systems, Inc., a Nebraska corporation (the "Company"), hereby certifies that R. J. Steichen & Company, Minneapolis, Minnesota (the "Representative"), or its registered assigns, is entitled to subscribe for and purchase from the Company at any time or from time to time after [ONE YEAR FROM EFFECTIVE DATE], to and including [FIVE YEARS FROM EFFECTIVE DATE], Three Hundred Thousand (300,000) fully paid and nonassessable shares of the Common Stock of the Company at the purchase price of $_______ per share [120% OF INITIAL PUBLIC OFFERING PRICE] (the "Warrant Exercise Price"), subject to adjustment as provided herein. Reference is made to this Warrant in the Underwriting Agreement dated January ___, 1997 by and between, among others, the Company and the Representative. As used herein,
(i) this warrant and all warrants hereafter issued in exchange or substitution for this warrant are referred to as the "Warrants;" (ii) the shares which may be acquired upon exercise of the Warrants are referred to herein as the "Warrant Shares;" (iii) the term "Holder" means the Representative, any party who acquires all or a part of this Warrant as a registered transferee of the Representative, or any record holder or holders of the Warrant Shares issued upon exercise, whether in whole or in part, of the Warrant; (iv) the term "Common Stock" means and includes the Company's presently authorized common stock, $.005 per share par value, together with any other equity securities which may be issued by the Company with respect thereto or in substitution therefor; and (v) the term "Convertible Securities" means any stock or other securities convertible into, or exchangeable for, Common Stock.

                  This Warrant is subject to the following provisions, terms and conditions, to which each Holder hereof consents and agrees:

         1.       Exercise; Transferability.

                  (a) The rights represented by this Warrant may be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock) by written notice of exercise (in the form attached hereto) delivered to the Company at the principal office of the Company prior to the expiration of this Warrant and accompanied or preceded by the surrender of this Warrant along with a check in payment of the Warrant Exercise Price for the Warrant Shares being acquired upon such exercise.

                  (b) Until exercisable, this Warrant may not be sold, assigned, hypothecated, or otherwise transferred (other than by will, pursuant to the operation of law, or where directed by a court of competent jurisdiction upon the dissolution or liquidation of a corporate Holder hereof), except to (i) a person who is both an officer and a shareholder of the Representative, (ii) a successor in interest to the business of the Representative, (iii) a person who is both an officer and a shareholder of a successor, or (iv) a person who is an employee of the Representative or a successor, but only if such employee is also an officer of the Representative or successor; such transfer to be by endorsement (by the Holder hereof executing the form of assignment attached hereto) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery. Further, this Warrant may not be sold, transferred, assigned, hypothecated or divided into two or more Warrants of smaller denominations, nor may any Warrant Shares issued pursuant to exercise of this Warrant be transferred, except as provided in Section 7 hereof.

         2. Exchange and Replacement. Subject to Sections 1 and 7 hereof, this Warrant is exchangeable upon the surrender hereof by the Holder to the Company at its office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of Warrant Shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of Warrant Shares (not to exceed the aggregate total number purchasable hereunder) as shall be designated by the Holder at the time of such surrender. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant; provided, however, that if the Representative shall be such Holder, an agreement of indemnity by such Holder shall be sufficient for all purposes of this Section
2. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Company shall pay all expenses, taxes (other than stock transfer taxes), and other charges payable in connection with the preparation, execution, and delivery of Warrants pursuant to this Section 2.

         3. Issuance of the Warrant Shares.

                  (a) The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be and are deemed to be issued to the Holder as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such Warrant Shares as aforesaid. Subject to the provisions of Section 3(b), the Company shall deliver or cause to be delivered to the Holder within a reasonable time, not exceeding fifteen (15) calendar days after the rights represented by this Warrant shall have been so exercised, certificates for the Warrant Shares so purchased, and, unless this Warrant has expired, a new Warrant representing the right to purchase the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder within such time.

                  (b) Notwithstanding the foregoing, the Company shall not be required to deliver any certificate for Warrant Shares upon exercise of this Warrant except in accordance with exemptions from the applicable securities registration requirements or registrations under applicable securities laws. Nothing herein, however, shall obligate the Company to effect registrations under federal or state securities laws, except as provided in Section 9. If registrations are not in effect and if exemptions are not available when the Holder seeks to exercise the Warrant, the Warrant exercise period will be extended, if need be, to prevent the Warrant from expiring, until such time as either registrations become effective or exemptions are available, and the Warrant shall then remain exercisable for a period of at least 30 calendar days from the date the Company delivers to the Holder written notice of the availability of such registrations or exemptions. The Holder agrees to execute such documents and make such representations, warranties, and agreements as may be reasonably required solely to comply with the exemptions relied upon by the Company, or the registrations made, for the issuance of the Warrant Shares.

         4. Covenants of the Company. The Company covenants and agrees that all Warrant Shares will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

         5. Antidilution Adjustments. The provisions of this Warrant are subject to adjustment as provided in this Section 5.

                  (a) If the Company shall at any time after the date this Warrant was first issued:

                          (i) declare a dividend on any class of stock of the Company payable in Common Stock or securities convertible into Common Stock;

                         (ii) subdivide its then outstanding shares of Common Stock into a greater number of shares;

                        (iii) combine outstanding shares of Common Stock, by reclassification or otherwise, into a smaller number of shares; or

                         (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation);

then, in any such event, the Warrant Exercise Price in effect at the time of such record date for such dividend or of the effective date of such subdivision, combination or reclassification, shall be adjusted immediately after such event to a price (calculated to the nearest full cent) determined by dividing (A) the number of shares of Common Stock outstanding immediately prior to such event, multiplied by the then existing Warrant Exercise Price, by (B) the total number of shares of Common Stock outstanding immediately after such event (including in each case the maximum number of shares of Common Stock issuable in respect of any securities convertible into Common Stock), and the resulting quotient shall be the adjusted Warrant Exercise Price per share. An adjustment made pursuant to this subsection shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination, reclassification or other event. If, as a result of an adjustment made pursuant to this subsection, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Company's Board of Directors (whose determination shall be conclusive, absent manifest error) shall determine in good faith the allocation of the adjusted Warrant Exercise Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock. Any adjustment made pursuant to this Section 5(a) shall be made successively whenever any event described above shall occur. All calculations under this subsection shall be made to the nearest cent or to the nearest 1/100 of a share, as the case may be. In the event that at any time as a result of an adjustment made pursuant to this subsection, the holder of any Warrant thereafter surrendered for exercise shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the Warrant Exercise Price of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this subsection.

                  (b) If the Company shall distribute to all holders of Common Stock (including any such distribution made to the shareholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness, cash (other than any cash dividend which, together with any cash dividends paid within the 12 months prior to the record date for such distribution, does not exceed 5% of the Current Market Price (as hereinafter defined) at the record date for such distribution) or assets (other than dividends payable in shares of its capital stock), or rights, options, or warrants to subscribe for or purchase Common Stock or securities convertible into or exchangeable for shares of Common Stock, then, in each such case, the Warrant Exercise Price shall be adjusted by multiplying the Warrant Exercise Price in effect immediately prior to the record date for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Company's Board of Directors, whose determination shall be conclusive, absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one share, and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the record date for the determination of shareholders entitled to receive such distribution.

                  (c) For the purpose of any computation under this Warrant, the Current Market Price per share of Common Stock on any date shall be the average of the daily closing prices for the 30 consecutive trading days immediately preceding the date in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, The Nasdaq National Market) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or a similar organization if Nasdaq is no longer reporting such information. If, on any such date, the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by Nasdaq or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the Company's Board of Directors, whose determination shall be conclusive, absent manifest error, shall be used.

                  (d) No adjustment in the Warrant Exercise Price shall be required if such adjustment is less than $.05; provided, however, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest whole share, as the case may be.

                  (e) In any case in which this Section 5 shall require that an adjustment in the Warrant Exercise Price may be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised or converted this Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise or conversion over and above the shares of Common Stock, if any, issuable upon such exercise or conversion on the basis of the Warrant Exercise Price in effect prior to such adjustment; provided, however, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

                  (f) Upon each adjustment of the Warrant Exercise Price pursuant to Section 5(a) above, the Holder of each Warrant shall thereafter (until another such adjustment) be entitled to purchase at the adjusted Warrant Exercise Price the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares specified in such Warrant (as adjusted as a result of all adjustments in the Warrant Exercise Price in effect prior to such adjustment) by the Warrant Exercise Price in effect prior to such adjustment and dividing the product so obtained by the adjusted Warrant Exercise Price.

                  (g) In case of any consolidation or merger to which the Company is a party other than a merger or consolidation in which the Company is the continuing corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or in the case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Company), there shall be no adjustment under Subsection (a) of this Section above but the Holder of each Warrant then outstanding shall have the right thereafter to convert such Warrant into the kind and amount of shares of stock and other securities and property which he would have owned or have been entitled to receive immediately after such consolidation, merger, statutory exchange, sale, or conveyance had such Warrant been converted immediately prior to the effective date of such consolidation, merger, statutory exchange, sale, or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this subsection with respect to the rights and interests thereafter of any Holders of the Warrant, to the end that the provisions set forth in this subsection shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock and other securities and property thereafter deliverable on the exercise of the Warrant. The provisions of this subsection shall similarly apply to successive consolidations, mergers, statutory exchanges, sales or conveyances.

                  (h) Upon any adjustment of the Warrant Exercise Price, then and in each such case, the Company shall (i) give written notice thereof, by registered mail, postage prepaid, within ten (10) calendar days after the date when the circumstances giving rise to the adjustment occurred, addressed to the Holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based; and
(ii) prepare and retain on file a statement describing in reasonable detail the method used in arriving at the new Warrant Exercise Price.

         6. No Voting Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

         7. Notice of Transfer of Warrant or Resale of the Warrant Shares.

                  (a) Subject to the sale, assignment, hypothecation, or other transfer restrictions set forth in Section 1 hereof, the Holder, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant or transferring any Warrant Shares of such Holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice, the Company shall present copies thereof to the Company's counsel and to counsel to the original purchaser of this Warrant. If, in the opinion of each such counsel, the proposed transfer may be effected without registration or qualification (under any federal or state securities laws), the Company, as promptly as practicable, shall notify the Holder of such opinion, whereupon the Holder shall be entitled to transfer this Warrant or to dispose of Warrant Shares received upon the previous exercise of this Warrant, all in accordance with the terms of the notice delivered by the Holder to the Company; provided that an appropriate legend may be endorsed on this Warrant or the certificates for such Warrant Shares describing restrictions upon transfer thereof necessary or advisable in the opinion of counsel and satisfactory to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws; and provided further that the prospective transferee or purchaser shall execute such documents and make such representations, warranties, and agreements as may be required solely to comply with the exemptions relied upon by the Company for the transfer or disposition of the Warrant or Warrant Shares.

                  (b) If, in the opinion of either of the counsel referred to in this Section 7, the proposed transfer or disposition of this Warrant or such Warrant Shares described in the written notice given pursuant to this Section 7 may not be effected without registration or qualification of this Warrant or such Warrant Shares, the Company shall promptly give written notice thereof to the Holder, and the Holder will limit its activities in respect to such transfer or disposition as, in the opinion of both such counsel, are permitted by law.

                  (c) Until this Warrant is duly transferred on the books of the Company, the Company shall treat the registered Holder of this Warrant as absolute owner hereof for all purposes without being affected by any notice to the Company.

         8. Fractional Shares. Fractional shares shall not be issued upon the exercise of this Warrant, but in any case where the holder would, except for the provisions of this Section, be entitled under the terms hereof to receive a fractional share, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay a sum in cash equal to the sum of (a) the excess, if any, of the "Fair Market Value" (as defined in Section 10(d) hereof) of such fractional share over the proportional part of the Warrant Exercise Price represented by such fractional share, plus (b) the proportional part of the Warrant Exercise Price represented by such fractional share.

         9. Registration Rights.

                  (a) The Company agrees that, if at any time (but on a one-time basis only) during the period commencing one year from the date of this Warrant and ending five (5) years from [DATE OF EFFECTIVENESS], and provided that a Registration Statement on Form S-3 (or any successor or equivalent form) is then available to the Company, the Holder of this Warrant and/or the Holders of any other Warrants and/or Warrant Shares who collectively shall hold not less than 50% of the Warrants and/or Warrant Shares outstanding at such time and not previously sold pursuant to this Section 9, shall request that the Company file a registration statement covering all or any part of the Warrant Shares:

                           (i) the Company will promptly notify the Holder and all other registered Holders, if any, of other Warrants and/or Warrant Shares that such registration statement will be filed and that the Warrant Shares which are then held and/or which may be acquired upon the exercise of the Warrants by the Holder and such other Holders will be included in such registration statement at the Holder's and such Holders' request; and

                           (ii) the Company will cause such registration statement to include all Warrant Shares which it has been so requested to include, will take all necessary steps to register or qualify such Warrant Shares under the Securities Act and the securities laws of such states as the holders may reasonably request, and will use its best efforts to cause such registration statement and qualifications to become effective as soon as practicable.

The Company shall keep effective and maintain any registration, qualification, notification, or approval specified in this Section 9(a) for such period as may be reasonably necessary for such Holder or Holders of such Warrant Shares to dispose thereof and from time to time shall amend or supplement the prospectus used in connection therewith to the extent necessary in order to comply with applicable law; provided, that the Company need not maintain the effectiveness of any such registration, qualification, notification or approval, whether or not at the request of the Holders, more than nine (9) months following the effective date thereof. Notwithstanding the provisions of this Section 9(a), the Company shall not be required to file a registration statement covering all or any part of the Warrant Shares as required by this Section 9(a) if the Company's Board of Directors or other governing body determines in good faith and by at least the requisite vote required for such matters that such filing of a Registration Statement would not be in the best interests of the Company and its shareholders. If a request for registration is submitted pursuant to this
Section 9(a) and either a Registration Statement is not filed, or a Registration Statement is filed but is not declared effective by the Securities and Exchange Commission or any state securities authority within ninety (90) days after filing and such Registration Statement is withdrawn at the request of the Holders of at least a majority of the Warrant Shares covered by such Registration Statement, the right of the Holders to again request registration of the Warrant Shares under this Section 9(a) shall not be prejudiced or otherwise affected.

                  (b) The Company agrees that, if at any time and from time to time during the period commencing one year from the date of this Warrant and ending seven (7) years from [DATE OF EFFECTIVENESS], the Company proposes to file a registration statement under the Securities Act (other than a Form S-4 or Form S-8 Registration Statement or any successor forms thereto) or qualify for a public distribution under Section 3(b) of the Securities Act, any of its securities in connection with the proposed offer of such securities by the Company or any of its shareholders:

                           (i) the Company will promptly notify the Holder and all other registered Holders, if any, of other Warrants and/or Warrant Shares, at least thirty (30) days prior to each such filing, that it intends to file such registration statement or effect such qualification, and that the Warrant Shares which are then held and/or which may be acquired upon the exercise of the Warrants by the Holder and such other Holders will be included in such registration statement or qualification at the Holder's and such Holders' request; and

                           (ii) the Company will use its best efforts to cause such registration statement or qualification to include all Warrant Shares which it has been so requested to include; provided, however, that in an offering that is underwritten, if a greater number of Warrant Shares is offered for participation in the proposed offering than in the reasonable opinion of the managing underwriter of the proposed offering can be accommodated without adversely affecting the proposed offering, then the amount of Warrant Shares proposed to be offered by such Holders for registration, as well as the number of securities of any other selling shareholders participating in the registration, shall be proportionately reduced to a number deemed satisfactory by the managing underwriter.

The Holder and such other Holders may request that their Warrant Shares be included in such registration statement or qualification by making written request to the Company specifying the number of Warrant Shares to be so included. Such request shall be made within twenty (20) days after receipt from the Company of notice of such intended registration or qualification.

                  (c) With respect to each inclusion of securities in a registration or qualification pursuant to this Section 9, the Company shall bear all fees, costs, and expenses thereof, including, without limitation, all filing fees, fees imposed by the National Association of Securities Dealers, Inc., printing expenses, fees and disbursements of counsel and accountants for the Company, fees and disbursements of counsel for the underwriter or underwriters of such securities (if the Company is required to bear such fees and disbursements), all internal expenses, the premiums and other costs of policies of insurance against liability arising out of the public offering, and legal fees and disbursements and other expenses of complying with state securities laws of any jurisdictions in which the securities to be offered are to be registered or qualified. Notwithstanding the foregoing, fees and disbursements of special counsel and accountants for the selling Holders, underwriting discounts and commissions attributable to the Warrant Shares to be sold, and transfer taxes for selling Holders shall be borne by the selling Holders.

                  (d) The Company will furnish the Holders whose Warrant Shares are included in a registration or qualification pursuant to this Section 9 with a reasonable number of copies of any prospectus and/or other offering materials included in such filings and will amend or supplement the same as required during the period of required use thereof. In connection with any registration filed or qualification made pursuant to this Section 9 in which Warrant Shares are included, and to the extent permissible under the Securities Act and controlling precedent thereunder, the Company and each Holder whose Warrant Shares are so included in such registration or qualification shall provide cross-indemnification agreements to each other in customary scope covering the accuracy and completeness of the information furnished by each in connection therewith.

                  (e) Each Holder of Warrant Shares included in a registration or qualification pursuant to this Section 9 agrees to cooperate with the Company in the preparation and filing of any such registration statement or other offering materials and in the furnishing of information concerning the Holder for inclusion therein, or in any efforts by the Company to establish that the proposed sale is exempt under the Securities Act as to any proposed distribution.

         10. Right to Convert.

                  (a) The Holder of this Warrant shall have the right (but not the obligation) to require the Company to convert this Warrant (the "Conversion Right"), at any time after one year from the date of this Warrant and prior to its expiration, into shares of Common Stock as provided for in this Section 10. Upon exercise of the Conversion Right by the Holder, the Company shall deliver to the Holder (without payment by the Holder of any exercise price) that number of shares of Common Stock equal to the quotient obtained by dividing (i) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Warrant Exercise Price for the Warrant Shares in effect immediately prior to the exercise of the Conversion Right from the aggregate "Fair Market Value" (as determined below) for the Warrant Shares immediately prior to the exercise of the Conversion Right) by (ii) the Fair Market Value of one share of Common Stock immediately prior to the exercise of the Conversion Right.

                  (b) The Conversion Right may be exercised by the Holder, at any time or from time to time, prior to its expiration, on any business day, by delivering a written notice (the "Conversion Notice") to the Company at the offices of the Company exercising the Conversion Right and specifying (i) the total number of shares of Common Stock the Holder will purchase pursuant to such conversion, and (ii) a place, and a date not less than five (5) nor more than twenty (20) business days from the date of the Conversion Notice, for the closing of such purchase.

                  (c) At any closing under Section 10(b) hereof, (i) the Holder will surrender the Warrant, (ii) the Company will deliver or cause to be delivered to the Holder a certificate or certificates for the number of shares of Common Stock issuable upon such conversion, together with cash, in lieu of any fraction of a share, and (iii) the Company will deliver to the Holder a new Warrant representing the number of shares of Common Stock, if any, with respect to which the Warrant shall not have been converted.

                  (d) "Fair Market Value" of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                           (i) If the Company's Common Stock is traded on an exchange or is quoted on The Nasdaq National Market or The Nasdaq SmallCap Market, then the average closing or last sale prices, respectively, reported for the ten (10) business days immediately preceding the Determination Date.

                           (ii) If the Company's Common Stock is not traded on an exchange or on The Nasdaq National Market or The Nasdaq SmallCap Market but is traded in the over-the-counter market, then the average of the closing bid and asked prices as reported by Metro Data Company, Inc. (or a similar organization) from quotations by market makers in such Common Stock on the Minneapolis-St. Paul local over-the-counter market for the ten (10) business days immediately preceding the Determination Date.

         11. Miscellaneous. The Company shall not, by amendment of its articles of incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act or deed, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by the Company, but will, at all times in good faith, assist, insofar as it is able, in the carrying out of all provisions hereof and in the taking of all other action which may be necessary in order to protect the rights of the Holders against dilution.

         Upon written request of the Holder of this Warrant, the Company will promptly provide such Holder with a then current written list of the names and addresses of all Holders of warrants originally issued under the terms of, and concurrent with, this Warrant.

         The representations, warranties and agreements herein contained shall survive the exercise of this Warrant. This Warrant shall be interpreted under the laws of the State of Minnesota.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and to be dated ___________, 1997.

                                      ECO SOIL SYSTEMS, INC.



                                      By____________________________________
                                         Signature
                                      ______________________________________
                                      Name Typed or Printed

                                      Its___________________________________
                                         Title Typed or Printed



                          NOTICE OF EXERCISE OF WARRANT

      (To be signed upon the exercise of the Warrant for cash or by check)


         The undersigned hereby irrevocably elects to exercise the attached Warrant and to purchase thereunder, for cash, ________________ of the shares of Common Stock of Eco Soil Systems, Inc. issuable upon the exercise of such Warrant, herewith makes payment of $___________ therefor in cash or by check, and requests that certificates for such shares (together with a new Warrant to purchase the number of shares, if any, with respect to which this Warrant is not exercised) be issued in the name set forth below and be delivered to the address set forth below.

Dated: ________________


                                 _________________________________________
                                 (Signature)

                                 _________________________________________
                                 (Name Typed or Printed)

                                 _________________________________________
                                 (Address)

                                 _________________________________________
                                 (Social Security or Tax Ident. No.)


* The signature on the Notice of Exercise of Warrant must exactly correspond to the name as written upon the face of the Warrant in every particular without alteration or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, PLEASE indicate your position(s) and title(s) with such entity.




                          NOTICE OF WARRANT CONVERSION

                 (To be signed only upon conversion of warrant)


         The undersigned hereby irrevocably elects to exercise the conversion right provided in Section 10 of the attached Warrant and to purchase thereunder _____________ Shares of the Common Stock of Eco Soil Systems, Inc. to which such Warrant relates and herewith tenders the Warrant in full payment of the shares and requests that the certificates for such shares be issued in the name of, and be delivered to _________________________, whose address is set forth below the signature of the undersigned.

Dated: ________________


                                 _________________________________________
                                 (Signature)


                                 _________________________________________
                                 (Name Typed or Printed)


                                 _________________________________________


                                 _________________________________________
                                 (Address)


* The signature on the Assignment of Warrant must exactly correspond to the name as written upon the face of the Warrant in every particular without alteration or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, PLEASE indicate your position(s) and title(s) with such entity.




                              ASSIGNMENT OF WARRANT

           (To be signed only upon authorized transfer of the Warrant)


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto _________________________________ the right to purchase
_______________ shares of the Common Stock of Eco Soil Systems, Inc. to which the within Warrant relates and appoints _________________________________, as attorney-in-fact, to transfer said right on the books of Eco Soil Systems, Inc. with full power of substitution in the premises.

Dated:  ________________


                                 _________________________________________
                                 (Signature)


                                 _________________________________________
                                 (Name Typed or Printed)


                                 _________________________________________
                                 (Address)


                                 _________________________________________
                                 (Social Security or Tax Ident. No.)


* The signature on the Assignment of Warrant must exactly correspond to the name as written upon the face of the Warrant in every particular without alteration or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, PLEASE indicate your position(s) and title(s) with such entity.



                             RESTRICTION ON TRANSFER


         The security evidenced hereby has not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold, transferred, assigned, offered, pledged or otherwise distributed for value unless there is an effective registration statement under such act or laws covering such security or the company receives an opinion of counsel for the Company stating that such sale, transfer, assignment, pledge or distribution is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, and all applicable state securities laws.